AMENDMENT TO DEBENTURE

The undersigned parties, **Tangiers Investors, LP** and **Megola, Inc.** having previously entered into a debt purchase in the amount of twenty thousand dollars ($20,000) on July 16, 2010 herein agree to amend the terms of such debenture as follows:

Section 4. Conversion.

i) At any time after the Original Issue Date until this Debenture is no longer outstanding, this Debenture, including interest and principal, shall be convertible into shares of Common Stock at the lower of $0.01 per share or a price of **sixty percent (60%)** of the average of the two lowest volume weighted average prices ("VWAPs"), determined on the then current trading market for the Company's common stock, for ten (10) trading days prior to conversion (the "Set Price"), at the option of the Holder, in whole at any time and from time to time. The Holder shall effect conversions by delivering to the Company the form of Notice of Conversion attached hereto as Annex A (a "Notice of Conversion"), specifying the date on which such conversion is to be effected (a "Conversion Date"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is provided hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender Debentures to the Company. The Company shall deliver any objection to any Notice of Conversion within 2 Business Days of receipt of such notice. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

Agreed this 19th day of October, 2010

Tangiers Investors, LP

By: Michael Sobeck
Managing Member of the
General Partner,
Tangiers Capital, LLC

Megola, Inc.

By: Joel Gardner – President & CEO